HORIZON BANCORPORATION, INC.
(the "Company")
900 53rd Avenue East
Bradenton, Florida 34203

April 5, 2002

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 8, 2002
TIME:	10:00 a.m.
PLACE:	Ramada Inn - Airport 8440 North Tamiami Trail Sarasota, Florida 34243

Dear Shareholders:

At our 2002 Annual Shareholders Meeting (the "Annual Meeting"), we will ask you to:

      Elect directors, in the number and for the terms described in the Proxy Statement; and
      Transact any other business, including shareholder proposals, that may properly come before the Annual Meeting.

If you were a shareholder of record at the close of business on April 1, 2002, you may vote at the Annual Meeting. A copy of the Company's Annual Report is enclosed with this Notice.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may revoke any proxy in the manner described in the Proxy Statement at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

By Order of the Board of Directors,

/S/ Charles S. Conoley
Charles S. Conoley
President and Chief Executive Officer

<Page 1>

HORIZON BANCORPORATION, INC.
900 53rd Avenue East
Bradenton, Florida 34203

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2002 Beginning at 10:00 a.m.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Horizon Bancorporation, Inc., a Florida corporation (the "Company") is soliciting your proxy to vote at the Annual Meeting of the Company's shareholders on May 8, 2002 beginning at 10:00 a.m. (the "Annual Meeting"). The Annual Meeting will be held at the Ramada Inn - Airport, 8440 North Tamiami Trail, North Sarasota, Florida 34243. This proxy statement summarizes the information that you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 5, 2002, to all shareholders entitled to vote. Only shareholders who owned the Company's common stock at the close of business on April 1, 2002 (the "Record Date") are entitled to vote. On the Record Date there were 1,146,077 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued and outstanding. The Common Stock is the Company's only class of voting stock.

How many votes do I have?

Each share of the Common Stock that you own entitles you to one vote. The enclosed proxy card indicates the number of shares of the Common Stock that you own.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the enclosed proxy card and return it to us promptly in the accompanying envelope. Returning the proxy card will not affect your right to attend and vote at the Annual Meeting.

If you properly complete and sign the proxy card and send it to us in advance of the Annual Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  "FOR" the election of all four (4) directors.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of three ways:

    You may send in another proxy with a later date.

    You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    You may vote in person at the Annual Meeting.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date.

What vote is required to approve each proposal?

Item 1: Elect four directors.

The four nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee, or you indicate "withhold authority" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Is voting confidential?

We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to comply with legal requirements. We will, however, forward to management any written comments that you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

The Company will pay all the costs of soliciting these proxies, estimated at $4,000. In addition to mailing proxy-soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

How do I obtain an Annual Report on Form 10-KSB?

If you would like a copy of our Annual Report for the year ended December 31, 2001, which we filed with the Securities and Exchange Commission ("SEC") on Form 10-KSB, we will send you one without charge. Please write to:

Charles S. Conoley
President and Chief Executive Officer
Horizon Bancorporation, Inc.
900 53rd Avenue East
Bradenton, Florida 34203

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all persons whom we know to be "beneficial owners" of more than five percent of the Common Stock as of April 1, 2002.*

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Tommy Duncan 417 Pullian Lane Royston, Georgia 30540	72,728	6.35%
Charles S. Conoley 410 68th Ct. N.W. Bradenton, Florida 34209	83,320(2)	7.02%
Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	76,204(3)	6.50%
David K. Scherer 4239-63rd Street West Bradenton, Florida34209	76,078(4)	6.51%
Mary Ann P. Turner 1205-64th Street Court East Bradenton, Florida 34208	75,092(5)	6.44%
Cede & Co. (6) Box 20 Bowling Green Station New York, NY 10041	203,279	17.74%

* Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

  The percentage is based on 1,146,077 shares of Common Stock outstanding, plus shares of Common Stock that may be acquired by the beneficial owner, or group of beneficial owners, within sixty (60) days of April 1, 2002, by exercise of options and/or warrants.
  Includes 1,800 shares held as custodian for Max Conoley and 1,500 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership. Also includes 5,000 shares owned jointly with Mr. Conoley's wife. Also includes the right to acquire 20,628 shares pursuant to currently exercisable options and the right to acquire 20,256 shares pursuant to currently exercisable warrants.
  Includes 800 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership. Also includes 2,000 shares held jointly with mother Anita Glasgow and 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to acquire 25,654 shares pursuant to currently exercisable warrants.
  Includes 50,000 shares held jointly with his wife. Also includes the right to acquire 22,578 shares pursuant to currently exercisable warrants.
  Also includes the right to acquire 20,526 shares pursuant to currently exercisable warrants.
  Cede & Co. holds the shares as nominee.

SHARE OWNERSHIP OF MANAGEMENT

The following chart shows the number of shares of the Common Stock that each executive officer, director and nominee for director of the Company beneficially owns, and the total Common Stock that such persons own as a group:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Thomas C. Bennett, Jr. 6144-9th Avenue Circle, N.E. Bradenton, Florida 34202	3,028(2)	0.26%
Charles S. Conoley 410 68th Ct. N.W. Bradenton, Florida 34209	83,320(3)	7.02%
Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	76,204(4)	6.50%
Barclay Kirkland, D.D.S. 2109-59th Street West Bradenton, Florida 34209	21,500(5)	1.88%
C. Donald Miller, Jr. 216 21st Street W. Bradenton, Florida 34205	5,028(6)	0.44%
Stephen C. Mullen 8440 North Tamiami Trail Sarasota, Florida 34243	35,551(7)	3.07%
David K. Scherer 4239-63rd Street West Bradenton, Florida34209	76,078(8)	6.51%
Bruce E. Shackelford P. O. Box 91 Ellington, Florida 34422	35,551(9)	3.07%
Elizabeth Thomason, D.M.D. 6204 98th-Street East Bradenton, Florida 34202	18,182(10)	1.59%
Mary Ann P. Turner 1205-64th Street Court East Bradenton, Florida 34208	75,092(11)	6.44%
Clarence R. Urban 2108 Whitfield Park Loop Sarasota, Florida 34243	66,891(12)	5.73%
All directors, nominees and named executive officers as a group (11)(13)	496,425	38.06%
  Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
  The percentages are based on 1,146,077 shares of Common Stock outstanding, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within sixty (60) days of April 1, 2002, by exercise of options and/or warrants. The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.
  Also includes 1,028 shares pursuant to currently exercisable warrants.
  Includes 1,800 shares held as custodian for Max Conoley and 1,500 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership. Also includes 5,000 shares owned jointly with Mr. Conoley's wife. Also includes the right to acquire 20,628 shares pursuant to currently exercisable options and the right to acquire 20,526 shares pursuant to currently exercisable warrants.
  Includes 800 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership. Also includes 2,000 shares held jointly with mother Anita Glasgow and 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to acquire 25,654 shares pursuant to currently exercisable warrants.
  Includes 21,000 shares held jointly with his wife. Also includes 250 shares held as custodian for Cari Beth Kirkland, and 250 shares held as custodian for Chloe Fay Kirkland, as to all of which Dr. Kirkland disclaims beneficial ownership.
  Includes 2,000 shares held by his wife, as to which Mr. Miller disclaims beneficial ownership. Also includes the right to acquire 1,028 shares pursuant to currently exercisable warrants.
  Held jointly with his wife. Also includes the right to acquire 12,826 shares pursuant to currently exercisable warrants.
  Includes 50,000 shares held jointly with his wife. Also includes the right to acquire 22,578 shares pursuant to currently exercisable warrants.
  Held by Triple S Forms Profit Sharing for the benefit of Mr. Shackelford. Also includes the right to acquire 12,286 shares pursuant to currently exercisable warrants.
  Held jointly with her husband.
  Also includes the right to acquire 20,526 shares pursuant to currently exercisable warrants.
  Also includes the right to acquire 20,526 shares pursuant to currently exercisable warrants.
  Ten-year warrants to purchase Common Stock at the original offering price of $5.50 per share were issued to each director of the Company and the Bank (except Mr. Kirkland and Ms. Thomason) on the basis, subject to a certain limitation, of one warrant to purchase .8467 shares of Common Stock for each share that such director purchased in the 1999 public offering. The right to exercise the warrants vests for one-third (1/3) of the shares covered by each warrant on each anniversary of the date the Bank opened for business, so long as the holder has served continuously as a director of the Company and the Bank from the Bank's opening until the particular anniversary and has attended a minimum of seventy-five percent (75%) of the meetings during such period. A total of 206,280 warrants were issued on October 25, 1999 (the date the Bank opened for business), 137,520 of which were vested as of October 25, 2001.

COMPLIANCE WITH SECTION 16(a) REPORTING REQUIREMENTS

Because the Company had no class of equity securities registered pursuant to Section 12 of the Exchange Act during 2001, its securities were not subject to the reporting requirements of Section 16(a) of the Exchange Act.

INFORMATION ABOUT DIRECTORS
AND EXECUTIVE OFFICERS

The Board of Directors

The Company's Boards of Directors oversees the business and affairs of the Company and its sole subsidiary, Horizon Bank ("Bank"), and monitors the performance of their management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company. The directors keep themselves informed through discussions with key executives and the Company's principal external advisers, including legal counsel and outside auditors, by reading reports and other materials that the Company's management sends to them and by participating in Board and committee meetings.

The Board of Directors of the Company held two (2) meetings during the year ended December 31, 2001. Each director attended at least 75% of the aggregate of such meetings and the meetings of each Board committee on which he or she served.

The Board of Directors has a standing Audit and Compliance Committee composed of Stephen C. Mullen, Clarence R. Urban, Bruce E. Shackelford and Mary Ann P. Turner. The Audit and Compliance Committee met two (2) times in 2001. Each member attended the meeting of the Audit and Compliance Committee. The Committee has the responsibility of reviewing the financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves audit plans and reviews with the independent auditors the results of the audit and management's response thereto. This Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule and results of audits and loan reviews performed by the internal audit staff. The Audit and Compliance Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.

Company does not have a standing nominating or compensation committee of its Board of Directors.

Executive Officer of the Company

The Board of Directors elects executive officers for one-year terms in May of each year. This is the biography of the sole current executive officer of the Company:

Charles S. Conoley	43

Mr. Conoley has served as the President and Chief Executive Officer of the Company since October 2, 1998, and of the Bank since October 25, 1999. From 1993-1998, he was a Vice President and commercial loan officer for American Bank in Bradenton, Florida, and prior that he was employed as a senior executive for affiliates of Barnett Bank in Miami and Bradenton, Florida. Mr. Conoley received his MBA in Finance and Accounting from Indiana University in Bloomington, Indiana and his undergraduate degree from Purdue University.

Compensation of Executive Officer and Directors

1. Executive Officer.

The following table sets forth the compensation paid to the sole executive officer of the Company for 2001:

Summary Compensation Table
		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Other Annual Compen-sation (e)	Restricted Stock Awards (f)	Securities Underlying Options/ SARS (g)	LTIP Payouts (h)	All Other Compen-sation (i)
Charles S. Conoley, President and CEO of the Company	2001 2000 1999	$101,280 $96,000 $79,154	0 9,600 21,000	$0 $0 $0	$0 $0 $0	0 0 34,380	$0 $0 $0	$0 $0 $0

The Company does not have any Long Term Incentive Plans in effect.

Options/SAR Grants in Last Fiscal Year

On February 8, 2001, the Company granted certain non-executive employees of the Company non-qualified stock options to purchase 19,560 shares of the Common Stock subject to a three-year vesting schedule exercisable at $6.50 per share. All such options lapse or expire on December 31, 2010 unless sooner terminated in whole or in part.

Aggregated Option/SAR Exercises
in Last Fiscal Year and Fiscal Year End Option/SAR Values
Name (a)	Shares Acquired on Exercise (b)	Value Realized (c)	Number of Securities Underlying Unexercised Options/SAR's at FY-End Exercisable/Unexercisable (d)	Value of Unexercised in-the-Money Options/SAR's at FY-End Exercisable/ Unexercisable (e)(1)
Charles S. Conoley	0	0	20,628/13,752	$10,314/$6,876
  Dollar values calculated by determining the difference between the estimated fair market value of the Common Stock at December 31, 2001 (i.e., $6.00 per share) and the exercise price of such options (i.e., $5.50).

The directors of the Company and the Bank received no compensation for their services, committee membership or meeting attendance in 2001.

Certain Relationships and Related Transactions

During 2001, the Bank loaned funds to certain of the Company's directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectibility or present other unfavorable features.

DISCUSSION OF ELECTION OF DIRECTORS

A. General Information

Currently, the Board of Directors is composed of eleven members, divided into three equal classes, Class I, Class II and Class III, and whose terms are staggered so that approximately one-third of the Board is elected at each Annual Meeting. The Class III members are up for election at the 2002 Annual Meeting

Directors are elected by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. In tallying the election results, abstentions and "broker non-votes" will be disregarded.

Under both the Company's Amended and Restated Articles of Incorporation and Bylaws, vacancies occurring on the Board of Directors between Annual Meetings may be filled by the vote of a majority of the directors then in office to serve for the unexpired term of the director whose vacancy is being filled.

Each Proxy that a shareholder executes and returns will be voted according to its terms. If a Proxy does not otherwise specify, it will be voted for the election of the nominees named below. Management of the Company has received the consent of the nominees named in this Proxy Statement and their agreement to serve as directors if elected.

B. Information Concerning Nominees for Directors

The biography of each nominated director of the Company follows. Except as otherwise indicated, each nominee has been or was engaged in his/her present or last principal occupation, in the same or a similar position, for more than five years.

Name	Age	Position with Company and Bank and Principal Occupation
Class III (Terms expiring in 2005)
David K. Scherer	40

Mr. Scherer has served as a Class III director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. For the past eleven years, he has served as principal and the President of TDS Construction, Inc., a construction company that specializes in the construction of retail stores throughout the United States. The company has been headquartered in Bradenton, Florida, for the past nine years and was previously located in Elizabethtown, Kentucky.

Elizabeth Thomason, D.M.D.	58

Dr. Thomason has served as a Class III director of the Company since May 18, 2000, and as a director of the Bank since February 2001. Ms. Thomason serves as the CEO of three companies: Thomason Leisure, LLC (since August 1997), Thomason & Thomason, LLC (since February 2000), and Vendone Telecommunications, LLC (since June 2001). From 1990 to 1996, she was engaged in the private practice of dentistry. She is a director of the Community AIDS Network of Sarasota County and is a member of the Church of the Palms Presbyterian, Sarasota, Florida.

Mary Ann P. Turner	41

Mary Ann P. Turner has served as a Class III director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. For the past nine years, she has served as the Vice President and CFO of Len-Tran, Inc., a commercial landscape contracting company with offices in Bradenton and Naples, Florida.

Clarence R. Urban	56

Clarence R. Urban has served as a Class III director and as Chairman of the Company's Board of Directors since October 2, 1998, and as a director and Chairman of the Bank's Board of Directors since October 25, 1999. For the past six years, he has served as the owner and President of Arcade Lithographing Corporation and, for the last year, as owner of Superior Color Plate, Inc. of Bradenton and Sarasota. Arcade is one of the largest commercial printers on the West Coast of Florida, and Superior is a leader in color separations for printers throughout the Southeast and Caribbean.

The Board recommends that you vote "FOR" the election of all three nominees for director.

INDEPENDENT PUBLIC ACCOUNTANTS

Francis & Company, CPAs served as the Company's independent accounting firm for the year ended December 31, 2001, and has been selected to serve as the independent accounting firm for the current fiscal year. Representatives of Francis & Company, CPAs are not expected to be present at the Annual Meeting.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The management of the Company knows of no matters other than those above that are to be brought before the 2002 Annual Meeting. However, if any other matter should be presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the person named in the enclosed form of Proxy to vote the Proxy in accordance with his judgment of what is in the best interest of the Company.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit proposals to be included in the Company's 2003 Proxy Statement, the Company must receive them on or before December 1, 2002. Please address your proposals to Mr. Conoley at the Company.

Under the Company's Bylaws, if you wish to nominate directors or bring other business before the shareholders:

    You must notify the Company's Secretary in writing not less than 30 days before the Annual Meeting.

    If the Company gives you fewer than 40 days' notice or prior public disclosure of the meeting date, however, you may notify the Company's Secretary within 10 days after the notice of the meeting date was mailed or publicly disclosed.

    Your notice must contain the specific information that the Company's Bylaws require.

Please note that these requirements relate only to matters that you wish to bring before your fellow shareholders at an Annual Meeting. They are separate from the SEC's requirements, if any, to have your proposal included in the Company's proxy statement.

If you would like a copy of the Company's Bylaws, the Company will send you one without charge at your request.

BY ORDER OF THE BOARD OF DIRECTORS
/S. Charles S. Conoley Charles S. Conoley President and Chief Executive Officer

PROXY
Horizon BANCORPORATION, INC. 900 53rd Avenue East Bradenton, Florida 34203

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles S. Conoley, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of the common stock of Horizon Bancorporation, Inc. held of record by the undersigned on April 1, 2002, at the Annual Meeting of Shareholders to be held on May 8, 2002, or any adjournment thereof.

  ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
Class III (Terms expiring in 2005) David K. Scherer Elizabeth Thomason, D.M.D. Mary Ann P. Turner Clarence R. Urban

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
  AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	______________________________________, 2002 Date ____________________________________________ Signature ____________________________________________ Signature if held jointly